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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                     CONTACT: RICHARD WILEY
                                                          SAMSONITE CORPORATION
                                                          PHONE (303) 373-6373


                    SAMSONITE RECEIVES PRELIMINARY PROPOSALS;
               FORMING SPECIAL COMMITTEE TO CONSIDER ALTERNATIVES

     DENVER, May 3, 2002 - SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today announced that it has received two preliminary proposals from investors seeking to purchase new equity in the Company. One proposal was made by Artemis America Partnership, which currently owns approximately 30% of the Company's outstanding common stock, while the other proposal was from a group of investors led by a preferred stockholder of the Company. Each proposal contemplates that a significant portion of the cash proceeds would be used to reduce outstanding indebtedness. In addition, each proposal would eliminate or substantially reduce the Company's outstanding preferred stock and would result in substantial dilution to the Company's common stockholders.

     The proposals are preliminary in nature and subject to numerous conditions and contingencies, including the negotiation of mutually acceptable financial and other terms, the conversion, exchange or repurchase of outstanding preferred stock and debt securities at a significant discount to their respective face values, the amendment or refinancing of our bank facility, the execution of definitive documentation, and the receipt of appropriate stockholder, board of directors and third-party approvals.

     The Company emphasized that it is in the early stages of considering these proposals and has not entered into any agreement in principle. No assurance can be given with respect to the timing or likelihood of completing any possible transaction.

     A special committee of our board of directors is being formed to consider and evaluate these proposals and any others that may be received by the Company. The Company has retained Berenson Minella & Company as its financial advisor to advise and assist the Company with respect to these matters, as well as other options to reduce its debt and improve its capital structure.

     Luc Van Nevel, President and Chief Executive Officer, stated: "We are gratified that two of the Company's significant stockholders are proposing to make substantial additional investments in the Company. Although preliminary in nature, we view their proposals as an expression of confidence in the future of Samsonite. Reducing leverage will increase the Company's financial and operating flexibility and position it to become a more aggressive competitor in its markets."

     Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE(R), AMERICAN TOURISTER(R), LARK(R), HEDGREN(R) and SAMSONITE(R) black label.
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     Certain statements contained herein constitute "forward-looking statements'" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "may," "will," "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, the impact of the September 11 events on economic, political and public safety conditions that impact consumer confidence and spending and the possibility of additional terrorist attacks or related events; general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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